                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [X]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [X] Soliciting material under Rule 14a-12.

                                PRINTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                PYRAMID TRADING LP
                            OAKMONT INVESTMENTS LLC
                                DANIEL B. ASHER
                                 GARY S. KOHLER
                               ANDREW J. REDLEAF
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        Filed by the Committee consisting of PYRAMID TRADING LP,
                       OAKMONT INVESTMENTS LLC, DANIEL B. ASHER, GARY S. KOHLER,
                                   and ANDREW J. REDLEAF pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934

                                                Subject Company: Printware, Inc.
                                                     Commission File No. 0-20729
--------------------------------------------------------------------------------
                               PYRAMID TRADING LP
                            OAKMONT INVESTMENTS LLC
                                  DANIEL B. ASHER
                                  GARY S. KOHLER
                                 ANDREW J. REDLEAF
     (The "Shareholders' Committee to Improve Printware Shareholder Value")
                            3033 Excelsior Boulevard
                                   Suite 300
                             Minneapolis, MN 55416

AN IMPORTANT MESSAGE TO THE SHAREHOLDERS OF PRINTWARE, INC.
FROM THE SHAREHOLDERS' COMMITTEE TO IMPROVE PRINTWARE SHAREHOLDER VALUE:

Dear Fellow Shareholders:

     We own and control 449,200 shares, or approximately 13.7%, of Printware's outstanding Common Stock. We have formed a Committee for the purpose of expressing to Printware and its shareholders our concern about Printware management's inability to deal with the deteriorating and declining financial performance and the historically low stock price levels of Printware. We call ourselves the Shareholders' Committee to Improve Printware Shareholder Value and we consist of Pyramid Trading LP, Oakmont Investments LLC, Daniel B. Asher, Gary
S. Kohler, and Andrew J. Redleaf.

     The reasons for our dissatisfaction with Printware are easily gleaned from Printware's historical financial performance. On March 29, 2000, Printware's stock closed at $2.875 per share, which is less than half of Printware's IPO price of $6.00 on July 2, 1996. The stock price peaked at $6.50 per share on October 2, 1996 and has not reached either the IPO price or the peak price since.

     The total revenues of Printware have declined from approximately $8.4 million in 1995 to approximately $4.6 million in 1999, a decline of 45%. Similarly, income from operations has declined from approximately $1.6 million in 1995 to a LOSS of approximately $1.0 million in 1999. Since 1996, earnings per share has declined 85% to $0.07 per share for 1999. These results cannot be explained by a single poor fiscal year performance. During this period of abysmal performance, the CEO was rewarded with aggregate stock options exceeding 10% of the Company's outstanding common stock. We believe these deteriorating results over a five-year period reflect a continued lack of direction and responsiveness by Printware's management and the Board of Directors. We are very concerned that if Printware continues on its current path, its cash and available-for-sale securities, which on 12-31-99 exceeded $7.5 million, will be wasted. We have attempted to address our concerns to Printware's management and Board of Directors on several occasions, but we have been rejected. We feel that it is the fiduciary responsibility of the Board of Directors to pursue a business strategy that will produce the highest and best returns to shareholders. We believe it is time for a change in order to try to enhance shareholder value.

     To address the situation, we have nominated our slate of six directors for election at the upcoming Annual Meeting of Shareholders scheduled to be held on April 13, 2000 at the offices of Printware in Eagan, Minnesota. We have filed with the Securities and Exchange Commission a preliminary proxy statement with respect to our director nominees. We intend to use the proxy materials to solicit proxies from our fellow shareholders to elect Charles Bolger, Stanley Goldberg, Roger C. Lucas, Douglas M. Pihl, Gary S. Kohler and Andrew J. Redleaf to the Board of Directors of Printware. If elected, our nominees will replace the entire

Board of Directors of Printware and give us the ability to control the Board. We believe our nominees have significant and distinguished business experience, as set forth in the preliminary Proxy Statement.

     If elected, our nominees are committed to fulfilling their fiduciary duties as directors of Printware and they will pursue strategic alternatives for Printware to enhance shareholder value.

     When you receive our proxy materials, we urge you to read them carefully. We urge you not to return any proxy until you receive our proxy materials. If you are unsure of the status of your proxy, contact your broker. Because Printware failed to file the necessary documents timely with the Securities and Exchange Commission, we will have a very short amount of time to collect your proxy.

     You may access copies of our preliminary proxy materials at www.sec.gov. You may call our proxy solicitor, Beacon Hill Partners, Inc., 90 Broad Street, New York, NY 10004 at 1-800-755-5001 to get a copy of the preliminary proxy statement filed with the SEC.

     Thank you for your consideration.

On behalf of the Committee:

      /s/ Gary Kohler                                      /s/ Andrew Redleaf
-----------------------------------------------------  -----------------------------------------------------
Gary S. Kohler                                         Andrew J. Redleaf

March 31, 2000

                            ------------------------

PYRAMID TRADING LIMITED PARTNERSHIP, OAKMONT INVESTMENTS, LLC, DANIEL ASHER, GARY KOHLER AND ANDREW REDLEAF ARE PARTICIPANTS IN THE COMMITTEE'S SOLICITATION OF PROXIES FROM SHAREHOLDERS OF PRINTWARE, INC. FOR USE AT THE ANNUAL MEETING OF PRINTWARE SHAREHOLDERS TO BE HELD ON APRIL 13, 2000. INFORMATION CONCERNING THE PARTICIPANTS CAN BE FOUND IN SCHEDULE 13-D/A AND THE RELATED EXHIBITS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1999 AND AS FURTHER AMENDED ON JANUARY 25, 2000, FEBRUARY 17, 2000 AND MARCH 31, 2000.

INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE COMMITTEE'S PRELIMINARY PROXY STATEMENT WITH RESPECT TO ITS SOLICITATION OF PROXIES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND ITS DEFINITIVE PROXY STATEMENT TO BE FILED WITH THE COMMISSION, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PRELIMINARY AND THE DEFINITIVE PROXY STATEMENTS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY THE COMMITTEE WITH THE COMMISSION AT THE COMMISSION'S INTERNET ADDRESS AT WWW.SEC.GOV. THE PRELIMINARY AND THE DEFINITIVE PROXY STATEMENTS (WHEN AVAILABLE) AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED FREE FROM THE COMMITTEE BY DIRECTING SUCH REQUEST TO THE COMMITTEE'S PROXY SOLICITOR, BEACON HILL PARTNERS, AT (800) 755-5001.